CRAiLAR Technologies to Announce Second Quarter Financial Results on Tuesday
August 12th, 2014 AT 5:00 PM EDT

Portland, Ore. (August 8, 2014) - CRAiLAR Technologies Inc. ("CL" or the "Company"), which produces and markets CRAiLAR® Flax fiber The Friendliest Fiber On The Planet™, announced that the Company will announce financial results for the second quarter ended June 30, 2014, immediately following the closing of regular stock market trading hours. The Company will host a conference call on August 12, 2014 at 5:00 pm EDT, to discuss the Company's second quarter results.

CRAiLAR's CEO Ken Barker and CFO Ted Sanders will host the call. To participate, please use the information below:

Date: Tuesday August 12, 2014

Time: 5:00 pm EDT

US Dial-In: 1-877-705-6003

International Dial-In: +1-201-493-6725

Conference ID: Participants must ask for the CRAiLAR Technologies Inc. Investor Update Call

Webcast: http://public.viavid.com/index.php?id=110566

Please dial or log in at least 10 minutes before the call to ensure timely participation

For Listen Only, please use:

US Listen Only Dial-In: 1-877-407-4176

International Listen Only Dial-In:+ 1-201-689-8359

A playback of the call will be available until 11:59 ET on August 26, 2014. To listen, call +1-877-870-5176 within the United States or +1-858-384-5517 when calling internationally. Please use the replay PIN number 13588917. The playback of the call will also be made available on the investor relations section of the Company's website.

About CRAiLAR Technologies Inc.
CRAiLAR(R) Technologies Inc. offers cost-effective and environmentally sustainable natural fiber in the form of flax, hemp and other bast fibers for use in textile, industrial, energy, medical and composite material applications. Produced using a fraction of water and chemical inputs compared with other natural fibers, CRAiLAR Flax is the newest natural fiber introduction to the market in decades. The Company supplies its CRAiLAR Flax to IKEA, Georgia-Pacific, Tuscarora Yarns, Target Corp., Cone Mills Cotswold Industries and Kowa Company for commercial use, and to Levi Strauss & Co., Ashland, PVH Corp. and Lenzing for evaluation and development. The Company was founded in 1998 as a provider of environmentally friendly, socially responsible clothing. For more information, visit www.crailar.com.

Safe Harbor Statement
This news release includes certain statements that may be deemed "forward-looking statements". All statements in this news release, other than statements of historical facts, are forward-looking statements. Forward-looking statements or information are subject to a variety of risks and uncertainties which could cause actual events or results to differ from those reflected in the forward-looking statements or information and including, without limitation, risks and uncertainties relating to: any market interruptions that may delay the trading of the Company's shares, technological and operational challenges, needs for additional capital, changes in consumer preferences, market acceptance and technological changes, dependence on manufacturing and material supplies providers, international operations, competition, regulatory restrictions and the loss of key employees. In addition, the Company's business and operations are subject to the risks set forth in the Company's most recent Form 10-K, Form 10-Q and other SEC filings which are available through EDGAR at www.sec.gov. These are among the primary risks we foresee at the present time. The Company assumes no obligation to update the forward-looking statements.

Investor Relations Contact:
Genesis Select Corp:

Budd Zuckerman
bzuckerman@genesisselect.com

303-415-0200

Genesis Select Corp:

Jeffery Fowlds

jfowlds@genesisselect.com

303-415-0200

ir@crailar.com

Media Contact:
Jay Nalbach, CMO
(503) 387 3941
pr@crailar.com

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